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                                                                    Exhibit 99.1


SourcingLink(TM)


                                                                   PRESS RELEASE

INVESTOR RELATIONS CONTACT
Gary Davidson
Chief Financial Officer
858.385.8900, Ext. 301
Fax: 858.385.8997

Email: investor@sourcinglink.net

FOR IMMEDIATE RELEASE:

                      SOURCINGLINK ANNOUNCES COMPLETION OF
                            $550,000 EQUITY FINANCING

     SAN DIEGO, CA, MARCH 25, 2002 - SourcingLink.net, Inc. (NASDAQ - SNET), a leader in business-to-business merchandise sourcing for the retail industry, today announced that it has raised $550,000 in gross proceeds through the private placement of common stock and warrants to purchase common stock to a select group of institutional investors. The purpose of this financing was to raise additional funds to expand the Company's sales and marketing activities and provide additional working capital for the Company.

     In connection with the financing, SourcingLink issued 1.1 million shares of common stock and seven-year warrants to purchase an additional 1.1 million shares of common stock at an exercise price of $0.75 per share; provided, however, between March 22, 2002 and May 15, 2002 and at any time during the month of March 2003, SourcingLink can require the warrantholders to exercise the warrants for up to an aggregate of 550,000 shares of common stock at an exercise price of $0.50 per share.

     The shares and the warrants have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent an effective registration statement under the Act covering such shares or warrants or a valid exemption from the registration requirements of the Act.

     "This new investment from high quality institutional investors further strengthens our cash position and enables us to more aggressively expand our sales channels in response to positive market reception of our products and services," said President and CEO, Dan Rawlings.

About SourcingLink:

     SourcingLink (www.SourcingLink.net) is a leader in business-to-business
                   --------------------
merchandise sourcing, providing strategic services and hosted solutions that enable retail buyers and their suppliers from

SourcingLink                                                   Fax: 858.385.8997
16855 W. Bernardo Dr., Suite 260      Email Address: emarketing@sourcinglink.net
San Diego, CA 92127 - USA                         Web Site: www.SourcingLink.net
Tel: 858.385.8900 or 800.717.4565

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around the world to market, source and negotiate with speed and improved margin.

     SourcingLink is a registered trademark of SourcingLink.net, Inc.

     Any statements in this announcement about future events or outcomes are preliminary and based on partial information and assumptions, and actual results may differ. The matters discussed in this announcement contain forward-looking statements that involve risks and uncertainties, including the successful deployment of new Web-based technologies and solutions, the development and growth of markets targeted by SourcingLink, the continued employment of key employees, the acceptance of electronic collaborative solutions, services and exchanges by retailers and suppliers, the successful and timely marketing and sales of the company's services and solutions with retailers, suppliers and exchanges, the continuation of agreements with significant business partners, subsequent competition and the impact of supply chain exchanges, general economic conditions in the U.S. and abroad, and other risks detailed from time to time in the company's public disclosure filings with the U.S. Securities and Exchange Commission (SEC). Copies of the most recent forms 10KSB and 10QSB of SourcingLink are available upon request from its corporate office. SourcingLink expressly disclaims any obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or otherwise to revise or update any oral or written forward-looking statement that may be made from time to time by or on behalf of the company.

                                       ###


SourcingLink                                                   Fax: 858.385.8997
16855 W. Bernardo Dr., Suite 260      Email Address: emarketing@sourcinglink.net
San Diego, CA 92127 - USA                         Web Site: www.SourcingLink.net
Tel: 858.385.8900 or 800.717.4565